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Exhibit 10.12

                            CORPORATE GUARANTY

      This GUARANTY is made and entered as of February 12, 1997 (the "Effective Date") from ECKLER INDUSTRIES, INC., a Florida corporation (the "Guarantor") to R.C. HILL, II ("Hill").

                                WITNESSETH:

      In consideration of any loan or other financial accommodation heretofore or hereafter at any time made or granted to First Choice Auto Finance, Inc. ("FCAF"), the Guarantor agrees as follows:

1.   DEFINITION

     For   purposes  of  this  Agreement,  "Indebtedness"  shall  mean  any obligation or indebtedness of FCAF pursuant to that certain $1,500,000 Note of FCAF to Hill of even date herewith.

2.   GUARANTY

      a. Guaranty Obligations. The Guarantor hereby unconditionally and absolutely guarantees (i) the full and prompt payment when due, whether by acceleration or otherwise, and at all times hereafter, of all Indebtedness and (ii) the full and prompt performance of all the terms, covenants, conditions and agreements related to the Indebtedness. The Guarantor further agrees to pay all reasonable expenses, including without limitation, attorneys' fees and court costs, paid or incurred by Hill in endeavoring to collect the Indebtedness, or any part thereof, and in enforcing the Guaranty, plus interest on such amounts at the maximum rate permitted by law. Interest on such amounts paid or incurred by Hill shall be computed from the date of payment made by Hill and shall be payable on demand.

     b. Absolute and Unconditional Nature of the Guaranty. The Guarantor acknowledges that this Guaranty is a guaranty of payment and not of collection, and that its obligations hereunder shall be absolute, unconditional and unaffected by:

          (i) the waiver of the performance or observance by Dealer of any agreement, covenant, term or condition to be performed or observed by Dealer;

           (ii) the extension of time for the payment of any sums owing or payable with respect to the Indebtedness or the time for performance of any other obligation arising out of the Indebtedness;

           (iii) the modification, alteration or amendment of any obligation arising out of the Indebtedness;

          (iv) the failure, delay or omission by Hill to enforce, assert or exercise any right, power or remedy in connection with the Indebtedness;

            (v) the genuineness, validity, or enforceability of the Indebtedness or any document related thereto;

           (vi) the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the property, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment or other similar application or proceeding affecting FCAF or any assets of FCAF; or

           (vii) the release or discharge of FCAF from the performance or observance of any agreements, covenants, terms or conditions in connection with the Indebtedness by operation of law or otherwise.

     c. Continuing and Unlimited Nature of the Guaranty. The obligations of the Guarantor under this Guaranty shall be continuing and shall cover all Indebtedness existing as of the Effective Date of this Guaranty and Indebtedness existing at the time of termination of this Guaranty. This Guaranty shall be unlimited in amount and shall continue in effect until the Guaranty is terminated pursuant to Section 3 hereof.

     d. Waivers by Guarantor. The Guarantor hereby expressly waives: (i) notice of the acceptance by Hill of this Guaranty; (ii) notice of the existence or creation or non-payment of all or any of the Indebtedness;
(iii) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, and (iv) diligence in collection or protection of or realization upon the Indebtedness, or any part thereof, any obligation under this Guaranty or any security for or guaranty of any of the foregoing.

      e. Authorization. This Guaranty has been expressly authorized by Guarantor's Board of Directors pursuant to a Board of Director's resolution in form and substance satisfactory to Hill.

      f. Enforcement. In no event shall Hill have any obligation to proceed against FCAF, any other entity or any security pledged in connection with the Indebtedness before seeking satisfaction from the Guarantor. Hill may, at its option, proceed, prior or subsequent to, or simultaneously with, the enforcement of its rights hereunder, to exercise any right or remedy it may have against FCAF, any other entity or any security pledged in connection with the Indebtedness.

      g. Reinstatement. The Guarantor agrees that if at any time all or any part of any payment theretofore applied by Hill to any of the Indebtedness is or must be rescinded or returned by Hill for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Dealer), such Indebtedness shall, for purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by Hill, and this Guaranty shall continue to be effective or reinstated, as applicable, as to such Indebtedness, all as though such application by Hill had not been made.

3.   TERMINATION

      This Guaranty shall be terminated upon: (i) the payment by FCAF or the Guarantor, either jointly or severally, of the aggregate amount of Indebtedness outstanding, and (ii) the payment and performance of all obligations by the Guarantor which may be due to Hill under this Guaranty or otherwise.

4.   EVENTS OF DEFAULT

      Any one or more of the following events shall constitute an Event of Default hereunder:

     a. If Guarantor fails to make any payment hereunder and such failure shall continue for five (5) days after written notice from Hill;

     b. If Guarantor fails to perform or observe any agreement, covenant, term or condition contained in this Guaranty (other than the monetary obligations described in Section 4(a) above) and such failure shall continue for thirty (30) days after written notice from Hill;

      c. If Guarantor makes an assignment for the benefit of creditors or fails to pay its debts as the same become due and payable;

      d. If Guarantor petitions or applies to any tribunal for the appointment of a trustee or receiver of the business, estate or assets of any substantial portion of the business, estate or assets of Guarantor, or commences any proceedings relating to Guarantor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect;

      e. If any such petition or application is filed or any such proceedings are commenced against Guarantor and Guarantor by any act indicates its approval thereof, consent thereto or acquiescence therein, or any order is entered appointing any such trustee or receiver, or declaring Guarantor bankrupt or insolvent, or approving the petition in any such proceedings; or

      If an Event of Default under this Guaranty shall have occurred, in addition to pursuing any remedies which may be available to Hill with respect to the Indebtedness, Hill, at its option, may take whatever action at law or in equity Hill may deem necessary regardless of whether Hill shall have exercised any of its rights or remedies with respect to any of the Indebtedness, and Hill may demand, at its option, that the Guarantor pay forthwith the full amount which would be due and payable hereunder as if all Indebtedness were then due and payable.

5.   GENERAL

      a. Entire Agreement. This Guaranty contains the entire and only agreement between the Guarantor and Hill with respect to the guaranty of Indebtedness and any representation, promise, condition or understanding in connection therewith which is not expressed in this Guaranty shall not be binding upon the Guarantor or Hill. All prior understandings and agreements related to the guaranty of the Indebtedness shall be superseded by this Guaranty as of the Effective Date.

      b. Application of Payments; Subrogation. Any amounts received by Hill from any source on account of the Indebtedness may be applied by it toward the payment of such of the Indebtedness, and in such order of application, as Hill may from time to time elect. Notwithstanding any payments made by or for the account of the Guarantor, the Guarantor shall not be subrogated to any rights of Hill until such time as this Guaranty has been terminated in accordance with Section 3(a) above.

      c. Notices. All notices to the Guarantor shall be forwarded by express mail for overnight delivery to the address set forth below the Guarantor's signature, or such other address as the Guarantor may from time to time specify in writing to Hill. All notices to Hill shall be forwarded by express mail for overnight delivery (except for the notice given pursuant to Section 3(b) to the following address: at 1214 Salerno Court, Orlando, Florida 32806, or such other address as Hill may specify to the Guarantor in writing.

      d. Governing Law; Severability. This Guaranty shall be governed by the laws of the State of Florida. Wherever possible, each provision of this Guaranty shall be interpreted in such manner to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, the remaining provisions of this Guaranty shall remain in full force and effect.

      e. Successors and Assigns. All guaranties and agreements contained in this Guaranty shall bind the legal representatives, heirs, successors and assigns of the Guarantor.

      f. References to Guarantor. Each reference to Guarantor herein shall be deemed to include the legal representatives, heirs, and agents of the Guarantor and their respective successors and assigns.

      g. Rights and Remedies of Hill. No delays on the part of the Hill in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any power or right hereunder or the failure to exercise same in any instance preclude other or further exercise of any other power or right, nor shall Hill be liable for exercising or failing to exercise any such power or right. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies which Hill may or will otherwise have.

     h. Amendments. This Guaranty may not be modified or amended except by a writing duly executed by the Guarantor. Any such modification or amendment must be expressly consented to in writing by Hill.

      i. Time of the Essence. Time shall be of the essence for all performances hereunder.

     j. Costs of Enforcement. In the event that any party is required to bring an action to enforce its rights hereunder, the substantially prevailing party shall recover from the substantially non-prevailing party all of the substantially prevailing party's attorneys' fees and costs (the "Expenses") incurred in such action. For purposes herein, the Expenses shall include investigatory, trial, appeal, bankruptcy, mediation and arbitration expenses, and all costs of collection and shall cover fees and costs for the lawyers, experts, paralegals and clerks, and all other persons reasonably necessary as part of the enforcement process. All such Expenses shall bear interest from the date incurred until the date paid at the highest rate of interest permitted in Florida. The parties request that a court award the actual Expenses incurred by the substantially prevailing party, recognizing that it is the parties' intention that the substantially prevailing party should be made completely whole. Costs incurred in enforcing this Section shall be included in Expenses.

                              GUARANTOR:

                              ECKLER INDUSTRIES, INC.,
                              a Florida corporation


                              By:/S/J. Neal Hutchinson, Jr.
                              Name:
                              Title:Asst. V. P.


                              HILL:


                                   /S/ R.C. Hill, II
                                   R. C. HILL, II